EXHIBIT 11






                       Consent of Independent Accountants


We hereby consent to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 69 to the Registration Statement on Form N-1A of Janus Investment Fund.


/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

Denver, Colorado
September 27, 1995